Exhibit 10.16

Dated as of April 8, 2005

Briad Lodging Group Somerset, LLC

Briad Lodging Group Wallingford, LLC

Briad Lodging Group Mt. Olive, LLC

Briad Lodging Group Hartford, LLC

Briad Lodging Group Rocky Hill, LLC

c/o The Briad Group

78 Okner Parkway

Livingston, New Jersey 07039

Attention: Brad Honigfeld

Re:	Purchase Contract between Briad Lodging Group Somerset, LLC, Briad Lodging Group
Wallingford, LLC, Briad Lodging Group Mt. Olive, LLC, Briad Lodging Group
Hartford, LLC and Briad Lodging Group Rocky Hill, LLC (collectively, “Seller”) and
Apple Six Hospitality, Inc. (“Buyer”) and joined in by Briad Restaurant Group, LLC
(“BRG”), dated April 8, 2005 (the “Purchase Contract”)

Gentlemen:

Reference is hereby made to the Purchase Contract referred to above. Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Purchase Contract.

Pursuant to Section 2.2 of the Purchase Contract, Buyer has agreed to pay to Seller the aggregate Purchase Price specified therein, subject to adjustments and pro rations provided for in the Purchase Contract. Buyer agrees to pay to Seller the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Additional Consideration Amount”), as additional consideration for the purchase of all five (5) Hotels, upon satisfaction of all of the following conditions:

1.	Buyer or its affiliate shall have consummated the purchase of all five (5) Hotels as contemplated by the Purchase Contract;

2.	Buyer shall have received a final and unconditional certificate of occupancy for each of the five (5) Hotel Properties;

3.	All Punchlist Items for all five (5) Hotel Properties shall have been completed in accordance with Section 7.1(l) of the Purchase Contract; and

4.	None of the entities constituting Seller nor BRG shall have any outstanding claims, liabilities or obligations owed to Buyer and/or its affiliates pursuant to the Purchase Contract or any document, instrument or agreement entered into in connection therewith which remain unsatisfied or unpaid, and there shall be no outstanding mechanics’ liens or other liens or claims with respect to any of the Hotel Properties.

Buyer shall have no obligation to pay such Additional Consideration Amount unless and until all conditions set forth above have been met and satisfied and Seller shall have made a written request to Buyer for payment. Upon satisfaction and fulfillment of all such conditions,

Buyer shall pay to Seller the Additional Consideration Amount within five (5) business days after Buyer’s receipt of Seller’s written request for such payment. Such written request shall be sent in accordance with Article XV of the Purchase Contract and shall specify the wiring instructions for one account to which Buyer is to wire the Additional Consideration Amount. In no event shall Buyer’s liability in connection with this letter agreement or payment of the Additional Consideration Amount exceed a total aggregate amount of One Million and No/100 Dollars ($1,000,000.00). The entities constituting Seller shall allocate such $1,000,000 Additional Consideration Amount among themselves, and Buyer shall have no liability with respect thereto or in connection therewith, Buyer’s obligation under this letter agreement being satisfied in full upon wiring the full amount of the Additional Consideration Amount to the one account specified by Seller in its written request for payment. Each entity constituting Seller acknowledges and agrees that it shall have no claim against Buyer for any portion of the Additional Consideration Amount unless and until all conditions set forth in this letter agreement have been satisfied as provided herein, nor shall any of them have any claim against Buyer in respect of any allocation of the Additional Consideration Amount among them.

In the event that all conditions to payment of the Additional Consideration Amount are not fulfilled and satisfied on or before August 1, 2006 Buyer shall have no obligation to pay the Additional Consideration Amount or any portion thereof to Seller, and Buyer shall have no liability or obligation under this letter agreement, which shall automatically terminate and be of no further force or effect.

Please confirm your acknowledgment of and agreement to the foregoing by executing this letter in space provided below.

Very truly yours,

APPLE SIX HOSPITALITY, INC., a Virginia corporation

By:	/s/ Justin Knight
Name:	Justin Knight
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED

TO BY:

SELLER:

BRIAD LODGING GROUP WALLINGFORD, LLC

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP SOMERSET, LLC

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP MT. OLIVE, LLC

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP HARTFORD, LLC

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP ROCKY HILL, LLC

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member

BRG:

BRIAD RESTAURANT GROUP, LLC, a New Jersey limited liability company

By:	/s/ Brad Honigfeld
Brad Honigfeld, Sole Member